PROSPECTUS SUPPLEMENT                           REGISTRATION NO. 333-92161
(To Prospectus dated February 17, 2006)                          333-95805
                                                Filed Pursuant to Rule 424(b)(3)



                          [HOLDRS PHARMACEUTICAL LOGO]



                        1,000,000,000 Depositary Receipts
                        Pharmaceutical HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Pharmaceutical HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Pharmaceutical HOLDRS" section of the base prospectus shall be replaced with the following:

                                                               Share         Primary
                Name of Company                 Ticker        Amounts     Trading Market
         --------------------------------  ---------------  -----------  ----------------
         Abbott Laboratories                     ABT            14            NYSE
         Allergan, Inc.                          AGN             1            NYSE
         Andrx Corporation-Andrx Group           ADRX            2           NASDAQ
         Advanced Medical Optics, Inc.           AVO         0.222222         NYSE
         Biovail Corporation                     BVF             4            NYSE
         Bristol-Myers Squibb Company            BMY            18            NYSE
         Eli Lilly & Company                     LLY            10            NYSE
         Forest Laboratories, Inc.               FRX             4            NYSE
         Hospira, Inc.                           HSP            1.4           NYSE
         Johnson & Johnson                       JNJ            26            NYSE
         King Pharmaceuticals, Inc.               KG           4.25           NYSE
         Medco Health Solutions                  MHS          2.6532          NYSE
         Merck & Co., Inc.                       MRK            22            NYSE
         Mylan Laboratories, Inc.                MYL           2.25           NYSE
         Pfizer Inc.                             PFE            58            NYSE
         Schering-Plough Corporation             SGP            14            NYSE
         Valeant Pharmaceuticals                 VRX             1            NYSE
         Watson Pharmaceuticals, Inc.            WPI             1            NYSE
         Wyeth                                   WYE            12            NYSE
         Zimmer Holdings, Inc.                   ZMH            1.8           NYSE

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2006.